EXHIBIT 23

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement on Form S-8 (Registration Nos. 333-55180, 333-63268, 333-68718, 333-81290,
333-104402, 333-108529) of Paid, Inc. of our report dated March 16, 2005, on our audit of the consolidated financial statements of Paid, Inc., which report appears in the December 31, 2004 annual report on Form 10-KSB of Paid, Inc.


/s/ Carlin, Charron & Rosen, LLP

Marlborough, Massachusetts

March 31, 2005